EXHIBIT 99.1

PRESS RELEASE


               INTERLAND CHANGES COMPANY NAME TO WEB.COM; TRADES
                      UNDER NEW NASDAQ STOCK SYMBOL 'WWWW'

ATLANTA, March 20, 2006 (PRIMEZONE) -- Interland, Inc. announced that effective today, the company's name will become Web.com, Inc. in order to align itself more closely with its core web services business. The company will continue to trade on the Nasdaq stock exchange with the new stock symbol "WWWW." The first day of trading under the new stock symbol is today.

About Web.com

Web.com, Inc. (Nasdaq:WWWW), formerly Interland, Inc. (Nasdaq:INLD), is the leading destination for the simplest, yet most powerful solutions for websites and web services. Web.com offers do-it-yourself and professional website design, website hosting, ecommerce, web marketing and email. Since 1995, Web.com has helped hundreds of thousands of individuals and small businesses leverage the power of the Internet and build a web presence. In fact, more than 4 million websites have been built using Web.com proprietary tools, services and patented technology. For more information on the company, please visit www.web.com or www.interland.com or call at 1-800-WEB-HOST.

CONTACT: Web.com
Peter Delgrosso
(404) 260-2500
pdelgrosso@corp.web.com



"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Web.com's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.